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                         INVERESK RESEARCH GROUP, INC.
                SCRIPT FOR THE FIRST QUARTER, 2003 EARNINGS CALL
                                 APRIL 30, 2003


SLIDE 1 - COVER PAGE (MATT DALLAS, FD MORGEN-WALKE)

Good morning ladies and gentlemen and welcome to the web cast of Inveresk Research Group's results for the first quarter of 2003. Presenting from the Company will be Dr Walter Nimmo, President and Chief Executive Officer and Mr Paul Cowan, Chief Financial Officer.

The presentation will be presented simultaneously over the internet with access via the Company's website at www.inveresk.com. An opportunity will be given for questions to be asked following the presentation.


SLIDE 2 - SAFE HARBOR DISCLAIMER (MATT DALLAS, FD MORGEN-WALKE)

We would remind you of the safe harbor disclaimer included with the Company's results presentation -

Statements contained in this presentation that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. Factors that might cause such a difference include, but are not limited to, risks associated with: the reduction in research and development activities by pharmaceutical and biotechnology clients, changes in government regulations, the effects of interest rate and foreign exchange fluctuations, our ability to attract and retain employees, the loss or delay of contracts due to economic uncertainty and other factors, our ability to efficiently manage backlog, our ability to expand our business through strategic acquisitions, competition within the industry and the potential adverse impact of health care reform. Further information about these risks and uncertainties can be found in the information included in the company's recent filings with the Securities and Exchange Commission, including the company's S-1 Registration Statement and Form 10-K filed on February 18, 2002.

Today's presentation will take place in two parts. Dr Walter Nimmo will provide and operational overview for the Company and Mr Paul Cowan will provide a financial overview. With that I would now like to introduce Dr Walter Nimmo.


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SLIDE 4 - OPERATIONAL OVERVIEW (WALTER NIMMO, INVERESK RESEARCH GROUP, INC.)

Good morning everyone and welcome to this presentation of the financial results of the Inveresk Research Group for the first quarter 2003.

We are pleased to say that we have met the consensus forecasts for the company in terms of earnings per share for the first quarter of 2003. These have been negatively impacted by foreign exchange losses and the volatility in short-term business flows experience in our Montreal-based pre-clinical operations of which we advised the market in early March.

> We recorded net service revenue of $57.7 million in the first quarter, an 8.5% increase over net service revenues for the same period in 2002,

> Income from operations totaled $8.6 million, compared with $5.2 million in 2002,

> Excluding share offering expenses, pro forma income from operations in the first quarter totaled $9.2 million, compared with $9.8 million in 2002. Of significant importance in the first quarter was the fact that the Company incurred a foreign exchange loss of $1.5 million, compared with a gain of $0.2 million in the corresponding period during 2002.

> In early March we advised the market that our Montreal-based pre-clinical operations had experienced some volatility in short-term business We have seen a significant rebound in activity in March and April.

> The volatility experienced by our Montreal-based pre-clinical operations in the first two months of this year appeared to result from cautious behavior on the part of our clients leading to higher than usual levels of project delays. Management believes that volatility is diminishing and that the near-term outlook for demand for services at our Montreal-based pre-clinical operations is satisfactory. This belief is based on a number of factors, particularly overall activity levels and continued strength in new business signings. The Montreal-based pre-clinical operations have continued to focus on optimizing the business mix to emphasize services for which continuing demand appears strongest. It is also carefully controlling discretionary expenditures with a view to mitigating the impact on profits if there is any further volatility. These measures will be continued at least until the business prospects become more clear.

> Meanwhile clinical development revenues grew 14.3% year-on-year and its operating margin increased to 10.6% in the first quarter, from 4.1% in the first quarter of 2002.

> Reported earnings per share were $0.20 in the first quarter of 2003, compared with a loss per share of $0.02 in the corresponding period of 2002.

> Excluding share offering expenses, pro forma earnings per share were $0.22 in the first quarter of 2003, a 22% increase over the corresponding period in 2002.


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>     Cash flow from operations totaled $4.8 million for the quarter, before capital expenditure of $4.3 million.

> Continuing the momentum from 2002, new business signings totaled $76.6 million in the first quarter of 2003, and confirmed backlog stood at $222 million at March 31, 2003

All of our businesses continued to record strong new business signings in the first quarter. Additionally, strong operating results and year-on-year growth were recorded during the quarter by all of our operations with the exception of the Montreal-based pre-clinical operations, where we experienced a combination of adverse exchange rate fluctuations and volatility in short-term business already discussed.

We have now hedged the risks of a further weakening of the US dollar against the Canadian dollar. Activity levels in the Montreal-based pre-clinical operations have also rebounded significantly in March and April, and we remain confident this can be maintained.

SLIDE 5 - NET SERVICE REVENUE - Q1, 2003 (WALTER NIMMO, INVERESK RESEARCH GROUP, INC.)

Moving on to discuss in more detail the breakdown of our net service revenue, you can see that during the first quarter of 2003, Pre-clinical accounted for 59% of net service revenue and Clinical accounted for 41%. This is distorted somewhat by lower than expected revenues recorded in our pre-clinical business segment during the quarter.

Looking at revenues by client type in the first quarter, pharmaceutical companies accounted for 54% of net service revenue, biotechnology companies accounted for 34% of net service revenues and other companies, predominantly agro-chemical, veterinary and chemical related work, accounted for the remaining 12% of revenues.

63% of our revenues were derived from clients based in the USA, 27% from Europe, 7% from Japan and 6% from the rest of the world.

SLIDE 6 - REVENUE BY CLIENT - Q1, 2003 (WALTER NIMMO, INVERESK RESEARCH GROUP, INC.)

You will see from the next slide that we have maintained our core strategy to have a highly diverse client base.

In the first quarter our biggest client accounted for 8.8% of net service revenues. Our five largest clients accounted for 23.3% of net service revenues and our top 20 clients accounted for only 34.7% of net service revenue.

Also, we should emphasise that revenues earned from our biggest clients are spread over multiple service offerings and also over multiple research programs.


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SLIDE 7 - MOVING ANNUAL TOTAL OF SIGNED CONTRACTS (WALTER NIMMO, INVERESK
RESEARCH GROUP, INC.)

As many of you will already know, we assess internally the strength of our underlying businesses using a measure referred to as the Moving Annual Total of Signed Contracts. This statistic measures the cumulative new business signings in each of our individual businesses over the previous twelve months. We use this measure to assess potential revenues over the coming twelve months.

Moving Annual Total of Signed Contracts at March 31, 2003 amounted to $274.4 million. Our internal aim for this statistic is for it to be 10% over our target revenue for the current year, in which case we have historically met our revenue targets. At present levels, the Moving Annual Total of Signed Contracts provides us with the confidence that we can meet our forecast revenue growth rate of 11% to 14% for the whole of 2003.

SLIDE 8 - CONFIRMED BACKLOG (WALTER NIMMO, INVERESK RESEARCH GROUP, INC.)

Confirmed backlog at March 31, 2004 was $222.0 million, compared with $193.2 million at March 31, 2002. Because of the short-term nature of large parts of our pre-clinical and Phase I businesses, we prefer to use the Moving Annual Total of Signed Contracts as the leading indicator of the underlying health of our businesses.

SLIDE 9 - MARKET CHARACTERISTICS - OUR APPROACH (WALTER NIMMO, INVERESK RESEARCH GROUP, INC.)

This slide summarises our perspective on the market for drug development services. In terms of the market's principal characteristics we would make the following brief remarks:

>     There is huge demand for new therapeutics

> We are seeing many more drug candidates with the advent of new technologies, the emergence of biotechnology companies and the products of their research

> Increasing competition among pharmaceutical companies, more demanding regulation and spiralling R&D expenditure is driving the need for greater productivity in the pharmaceutical sector. In turn, this is driving a trend towards more outsourcing and the need for global drug development capabilities.

In response to the above trends, Inveresk Research will:

>     Continue to focus on the earlier drug development stages

> Differentiate itself through the provision of high value-added drug development services


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>     Maintain its global reach

>     Concentrate on areas with the highest barriers to entry

>     Maintain a diverse, high quality client base, and

>     Seek to deliver solutions, not just science.


SLIDE 10 - KEY ELEMENTS FOR ORGANIC GROWTH (WALTER NIMMO, INVERESK RESEARCH GROUP, INC.)

The key elements to our organic growth over the next two to three years are summarised in this next slide.

> You will all know that we have completed and pre-sold on a multiple year basis the first stage of expansion at our Montreal-based pre-clinical operations. This new facility became fully operational on January 1, 2003

> The first two stages of expansion at our Edinburgh-based pre-clinical facility will be completed at the end of the third quarter this year (Stage 1) and then at the end of the first half of 2004 (Stage 2). As you can see, it will involve a mixture of additional toxicology capacity and laboratory sciences capacity. Building works are progressing to plan, and we are already starting to book studies for the Stage 1 expansion.

> We also have plans to increase our Phase I activities, with expansion planned in the UK and in North America. This may be achieved through a combination of new build and acquisition.

> We are also now commencing work on Stage 2 of expansion at our Montreal-based pre-clinical operations, with completion planned for the end of 2004.

Overall, the above expansion plans will add significantly to the revenue generating capacity of the Inveresk Research Group over the next two to three years.

That concludes my part of the presentation. I will now hand you over to Paul Cowan, our Chief Financial Officer.


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SLIDE 12 - GAAP/PRO FORMA OPERATING INCOME - Q1, 2003 (PAUL COWAN, INVERESK
RESEARCH GROUP, INC.)

Good morning ladies and gentlemen.

This next slide reconciles our reported and pro forma results for the first quarter of 2003.

GAAP income from operations for the first quarter of 2003 totaled $8.6 million, compared to $5.2 million in 2002. Adjusting for share offering costs expensed in the quarter, pro forma income from operations totaled $9.2 million in the first quarter, compared to pro forma income from operations of $9.8 million in the first quarter of 2002.


SLIDE 13 - Q1, 2003 FINANCIAL RESULTS BY SEGMENT (PAUL COWAN, INVERESK RESEARCH GROUP, INC.)

> Compared with 2002, Pre-clinical and Clinical increased net service revenue by 5% and 14% respectively. Overall, the Company recorded net service revenue in the quarter $57.7 million, an increase of 9% compared to 2002.

> We have discussed previously the volatility in short-term business flows experienced in our Montreal-based pre-clinical operations during the quarter. Whilst we saw a strong rebound in activity levels in these operations during March, delayed projects resulting from this volatility in January and February resulted in the loss of as much as 9% of budgeted pre-clinical revenues during the first quarter of 2003.

> In the first quarter of 2003 Pre-clinical recorded income from operations of $8.8 million, compared to $10.4 million in the corresponding period in 2002. 2003 was adversely affected by foreign exchange related losses of $1.5 million (compared to a gain of $0.2 million in the corresponding period in 2002) and the impact of lower revenues due to the volatility discussed previously. Additionally, the 2002 results benefited from the receipt of a $0.5 million cancellation fee which was not repeated in 2003.

> Clinical recorded a 194% year-on-year increase in income from operations during the first quarter of 2003. Income from operations during the quarter totaled $2.3 million, compared to $0.8 million in 2002.

> As reported, Inveresk Research recorded income from operations of $8.6 million in 2003 compared to $5.2 million in 2002. Pro forma income from operations totaled $9.2 million in the first quarter of 2003, compared to $9.8 million in 2002.

> We will discuss later the key factors influencing first quarter's revenues and operating income.


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SLIDE 14 - SEGMENT PROFITABILITY - Q1, 2003 (PAUL COWAN, INVERESK RESEARCH
GROUP, INC.)

Despite the factors discussed previously which adversely affected its profits, Pre-clinical recorded an operating profit margin of 24.2% in Q1, compared to 30.1% during the same period in 2002. The decline from 2002 reflects the comments made previously about foreign exchange losses and lower than budgeted revenues due to volatility in short-term business flows . Additionally, profitability in 2002 was positively impacted by a $0.5 million cancellation fee.

The continuing solid performance of our clinical business segment contributed strongly to our first quarter operating performance. This business continues to exceed expectations in terms of revenue growth and profitability. Clinical reported an operating margin of 10.6% in the first quarter, compared to 4.1% in 2002. This improved profitability reflects better contract pricing in the clinical business, together with higher revenue throughput.


SLIDE 15 - PRO FORMA EPS - Q1, 2003 (PAUL COWAN)

Inveresk Research reported diluted earnings per share of $0.20 in the first quarter of 2003, compared to a loss per share in 2002.

On a pro forma basis, excluding the share offering expenses, the Company recorded diluted earnings per share of $0.22 per share in the first quarter of 2003, a 22% increase over 2002.


SLIDE 16 - KEY FACTORS INFLUENCING Q1, 2003 RESULTS (PAUL COWAN, INVERESK RESEARCH GROUP, INC.)

In this next slide we highlight the key factors which influenced the Company's financial results the first quarter of 2002. These included:

> The volatility in short-term business flows experienced in our Montreal-based pre-clinical operations, where we have now seen a strong rebound in activity levels

> Reduced levels of pass-trough costs in the European pre-clinical operations, deflating revenues, but not profitability. This is linked to a short-term change in business mix as it relates to the number of new studies commenced in the period.

> Combined, these first two factors resulted in a loss of as much as 10 - 11% of pre-clinical revenues in the first quarter of 2003 compared to budget

> Continued recovery in the Clinical business - in terms of growth and profitability


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>     Transaction exchange losses recorded totaling $1.5 million. This exposure has now been hedged

> Social security costs on employee share option exercises booked in the first quarter totaling $0.2 million

> A negative mark-to-market adjustment on interest rate swaps of $0.2 million

>     Expenses of our withdrawn share offering totalling $0.7 million

> The positive impact on the tax charge of Canadian and UK tax credits, reduced Canadian corporate tax rates and newly available UK tax deductions for share option expenses


SLIDE 17 - REVIEW OF CASH FLOWS - Q1, 2003 (PAUL COWAN, INVERESK RESEARCH GROUP, INC.)

In terms of cash flow and balance sheet performance, in 2002:

> The Company generated cash flow from operations of $4.8 million in the first quarter of 2003

> We invested $4.3 million in capital expenditure, principally on the expansion of our pre-clinical facility in Tranent, Scotland

> The Company had net days sales outstanding of 31 at Quarter end, compared to 30 days at December 31, 2002,

> At March 31, 2003 the Company had cash and equivalents of $16.1 million and gross financial debt of $62.5 million.

I will now hand you back to Walter Nimmo to finalise the presentation.


SLIDE 18 - OUTLOOK AND STRATEGY (WALTER NIMMO, INVERESK RESEARCH GROUP, INC.)

We experienced unusual trading conditions in our Montreal-based pre-clinical operations in January and February. However, the strength of new business signings across the Company and the rebound in activity levels at our Montreal-based operations in March and April give us confidence that we will deliver our full-year earnings targets.

Pro forma EPS of $1.07 to $1.09 is forecast for the full year, before taking account of the costs of our withdrawn share offering, with revenue growth across all our businesses estimated at between 11% and 14%.


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As we have said in the past, we will continue to service our clients with quality, high value services. The pre-clinical expansion is on plan, with the Montreal Stage 1 expansion now pre-sold. This reflects our ability to leverage our world leading pre-clinical and clinical capabilities. Our diverse service offering and client base positions the Company well for the future.

Ladies and gentlemen, that is the end of our presentation. I would now like to invite questions from the participants in our conference call.


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